INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 32 to Registration Statement on Form N-1A under the Securities Act of 1933, filed under No. 811-5098, of our report dated October 5, 2001, relating to The North Carolina Tax Free Bond Fund, a series of Albemarle Investment Trust, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to references to us under the captions "Financial Highlights" and "Other Services" in such Registration Statement.


DELOITTE & TOUCHE LLP

Dayton, Ohio
December 28, 2001